UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

Bio-Path Holdings, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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No fee required.

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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Bio-Path Holdings, Inc.
4710 Bellaire Boulevard, Suite 210
Bellaire, Texas 77401
                 , 2024
TO OUR STOCKHOLDERS:
You are cordially invited to attend a special meeting of stockholders (the “Special Meeting”) to be held on Monday, January 22, 2024 at 4:00 p.m., Central Standard Time, at Winstead PC, 24 Waterway Avenue, Suite 500, The Woodlands, Texas 77380. A Notice of the Special Meeting, Proxy Statement and Form of Proxy are enclosed with this letter.
We encourage you to read all of our proxy materials, including our Proxy Statement, so that you may be informed about the business to come before the meeting. Your participation in our business is important, regardless of the number of shares that you hold. To ensure your representation at the Special Meeting, please promptly sign and return the accompanying proxy card in the postage-paid envelope or follow the instructions on the accompanying proxy card to vote via the Internet. We urge you to vote regardless of whether you expect to attend the Special Meeting so that we may ensure that a quorum is present.
We look forward to seeing you on January 22, 2024.
Sincerely,
/s/ Peter H. Nielsen

Peter H. Nielsen
Chairman and Chief Executive Officer

BIO-PATH HOLDINGS, INC.
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To Be Held January 22, 2024
A Special Meeting of Stockholders (the “Special Meeting”) of Bio-Path Holdings, Inc. (the “Company”) will be held on January 22, 2024 at 4:00 p.m., Central Standard Time, at Winstead PC, 24 Waterway Avenue, Suite 500, The Woodlands, Texas 77380. The Special Meeting is being held for the following purposes:
1.
To approve an amendment to the Company’s Certificate of Incorporation to effect a reverse stock split of the Company’s common stock, par value $0.001 per share, at a ratio of up to 1-for-50, to be determined by the Board (“Proposal One”); and

2.
To approve an adjournment of the Special Meeting to a later date or dates, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal One.

Only stockholders of record at the close of business on December 28, 2023 will be entitled to notice of, and to vote at, the Special Meeting or any adjournments or postponements thereof. A list of stockholders entitled to vote at the Special Meeting will be available for inspection by appointment at the Company’s offices at 4710 Bellaire Boulevard, Suite 210, Bellaire, Texas 77401 for at least ten days prior to the Special Meeting. If you would like to inspect the list of stockholders prior to the Special Meeting, please call our Director of Investor Relations at (832) 742-1369 to schedule an appointment. The list of stockholders will also be available for inspection at the Special Meeting.
YOUR VOTE IS IMPORTANT. TO ENSURE THAT YOUR VOTE IS RECORDED PROMPTLY, PLEASE VOTE AS SOON AS POSSIBLE, EVEN IF YOU PLAN TO ATTEND THE SPECIAL MEETING. If you received a hard copy of the proxy materials by mail, you may vote your shares by proxy using one of the following methods: (i) vote via the Internet; or (ii) mark, sign and date the enclosed proxy card and return it in the accompanying postage-paid envelope as promptly as possible. If you hold your shares through an account with a bank, broker or similar organization, please follow the instructions you receive from the holder of record to vote your shares.
If you are present at the Special Meeting, and wish to do so, you may revoke the proxy and vote in person. In order to be able to have your vote counted at the Special Meeting, you need to have written documentation that you are a record holder or, if you own your shares through a brokerage or other type account, written documentation from the account holder that you are the beneficial owner of the shares you are voting.
BY ORDER OF THE BOARD OF DIRECTORS,
/s/ Peter H. Nielsen

Peter H. Nielsen
Chairman and Chief Executive Officer
Bellaire, Texas
                 , 2024

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to be Held on January 22, 2024
This Proxy Statement and Form of Proxy Are Available At:
http://www.astproxyportal.com/ast/22620/special

PROXY STATEMENT	1
INFORMATION CONCERNING SOLICITATION AND VOTING	2
Record Holders	2
Quorum and Voting	2
Required Votes; Effect of Abstentions and Broker Non-Votes	2
Proxies	3
Revocation of Proxy	3
Voting Instructions	3
Solicited by Board; Costs	4
Householding Matters	4
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	5
PROPOSAL 1: APPROVAL OF AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF THE COMPANY’S COMMON STOCK AT A RATIO OF UP TO 1-FOR-50, TO BE DETERMINED BY THE BOARD	6
Reasons for the Reverse Stock Split	6
Certain Risks Associated with the Reverse Stock Split	7
Determination of Reverse Stock Split Ratio	8
Impact of the Reverse Stock Split, if Implemented	8
Procedure for Effecting the Reverse Stock Split	8
Effect of Reverse Stock Split Resulting in Fractions of a Share	9
Effect on Certificated Shares	9
Effect on Registered “Book-Entry” Holders of Common Stock	9
Effect on Beneficial Holders of Common Stock	9
Effect of Reverse Split on Number of Shares Outstanding	10
Effect of Reverse Split on Number of Authorized Shares Available for Issuance	10
Anti-takeover Implications of Reverse Stock Split	11
No Going Private Transaction	11
No Appraisal Rights	11
Accounting Matters	11
Certain United States Federal Income Tax Consequences	11
Required Vote	12
PROPOSAL 2: THE ADJOURNMENT PROPOSAL	13
General	13
Required Vote	13
OTHER MATTERS	14
APPENDIX A	A-1

i

BIO-PATH HOLDINGS, INC.
4710 Bellaire Boulevard, Suite 210
Bellaire, Texas 77401
PROXY STATEMENT
SPECIAL MEETING OF STOCKHOLDERS
January 22, 2024
Bio-Path Holdings, Inc. (the “Company”) is furnishing this Proxy Statement and the enclosed proxy card in connection with the solicitation of proxies by the Board of Directors (the “Board”) of the Company for use at a Special Meeting of Stockholders to be held on January 22, 2024 at 4:00 p.m., Central Standard Time, at Winstead PC, 24 Waterway Avenue, Suite 500, The Woodlands, Texas 77380, and at any adjournments thereof (the “Special Meeting”). These materials are being mailed to stockholders of the Company on or about January 4, 2024.
The Special Meeting is being held for the following purposes, as more fully described in this Proxy Statement:
1.
To approve an amendment to the Company’s Certificate of Incorporation to effect a reverse stock split of the Company’s common stock, par value $0.001 per share, at a ratio of up to 1-for-50, to be determined by the Board (“Proposal One”); and

2.
To approve an adjournment of the Special Meeting to a later date or dates, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal One (“Proposal Two”).

INFORMATION CONCERNING SOLICITATION AND VOTING
Record Holders
You may own common stock of the Company either (i) directly in your name, in which case you are the record holder of such shares, or (ii) indirectly through a broker, bank or other nominee, in which case such nominee is the record holder. If your shares are registered directly in your name, we are sending these proxy materials directly to you. If the record holder of your shares is a nominee, you will receive proxy materials from such record holder.
Quorum and Voting
Only holders of the Company’s common stock as of the close of business on December 28, 2023 (the “Record Date”) are entitled to vote at the Special Meeting. Stockholders who hold shares of the Company indirectly through a broker, bank or other nominee (sometimes known as holding shares in “street name”) may vote at the Special Meeting only if they hold a valid proxy from their broker. As of the Record Date, there were             shares of common stock of the Company issued and outstanding.
We must have a “quorum” to conduct business at the Special Meeting. In order for there to be a quorum at the Special Meeting, the holders of one-third of the outstanding shares of common stock entitled to vote at the Special Meeting must be present in person or by proxy. Stockholders of record who are present at the Special Meeting in person or by proxy, including those who abstain from voting, including brokers holding customers’ shares of record who cause abstentions to be recorded at the Special Meeting, will be included in the number of stockholders present at the Special Meeting for purposes of determining whether a quorum is present.
Each stockholder of record is entitled to one vote at the Special Meeting for each share of common stock held by such stockholder on the Record Date. Stockholders may vote their shares by using the proxy card enclosed with this Proxy Statement or by following the instructions described below under the heading “Voting Instructions.” All proxy cards received by the Company that are properly signed and have not been revoked will be voted in accordance with the instructions contained in the proxy cards.
For shares held in “street name” through a broker or other nominee, the broker or nominee is generally required to vote such shares in the manner directed by its customer. In the absence of timely customer direction, the broker or nominee is permitted to exercise voting discretion only with respect to “routine” matters to be acted upon, and is not permitted to exercise voting discretion with respect to “non-routine” matters. If a stockholder does not give timely customer direction to its broker or nominee with respect to a “non-routine” matter, the shares represented thereby (“broker non-votes”) cannot be voted by the broker or nominee, but will be counted in determining whether there is a quorum. We understand that both of the proposals described in this Proxy Statement are considered “routine” matters.
Required Votes; Effect of Abstentions and Broker Non-Votes
Proposal One:   The affirmative vote of the holders of stock having a majority of the votes which could be cast by the holders of all stock entitled to vote on Proposal One which are present in person or by proxy at the Special Meeting will be required for approval of Proposal One. A properly executed proxy marked “Abstain” with respect to Proposal One will not be voted with respect to Proposal One, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote. We understand that Proposal One is considered a “routine” matter. As such, we understand that brokerage firms will have authority to vote customers’ unvoted shares held by the firms in “street name” on Proposal One.
Proposal Two:   The affirmative vote of the holders of stock having a majority of the votes which could be cast by the holders of all stock entitled to vote on Proposal Two which are present in person or by proxy at the Special Meeting will be required for approval of Proposal Two. A properly executed proxy marked “Abstain” with respect to Proposal Two will not be voted with respect to Proposal Two, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote. We understand that Proposal Two is considered a “routine” matter. As such, we understand that brokerage firms will have authority to vote customers’ unvoted shares held by the firms in “street name” on Proposal Two.
Proxies
If you follow the voting instructions under the heading “Voting Instructions” below, your shares will be voted at the Special Meeting in accordance with the instructions specified in your proxy card. If you submit a proxy card but do not specify in your proxy card how your shares are to be voted, your shares will be voted as follows: (i) FOR the approval of an amendment to the Company’s Certificate of Incorporation to effect a reverse stock split of the Company’s common stock, par value $0.001 per share, at a ratio of up to 1-for-50, to be determined by the Board; and (ii) FOR the approval of an adjournment of the Special Meeting to a later date or dates, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal One.
Revocation of Proxy
A stockholder of record may revoke a proxy at any time before it is voted at the Special Meeting by (i) delivering a proxy revocation or another duly executed proxy bearing a later date to the Secretary of the Company at 4710 Bellaire Boulevard, Suite 210, Bellaire, Texas 77401 or (ii) attending the Special Meeting and voting in person. Attendance at the Special Meeting will not revoke a proxy unless the stockholder actually votes in person at the Special Meeting.
Voting Instructions
You are entitled to one vote at the Special Meeting for each share of common stock of the Company you owned as of the Record Date. The number of shares you own (and may vote) is listed on your proxy card. You can vote your shares using one of the following methods:
Voting by attending the Special Meeting.   A stockholder may vote his or her shares in person at the Special Meeting. A stockholder planning to attend the Special Meeting should bring proof of identification for entrance to the Special Meeting. If your shares are not registered in your own name (for example, if your shares are held in “street name”), you will need appropriate documentation to confirm your ownership to vote personally at the Special Meeting. Examples of such documentation include a broker’s statement, letter or other document that will confirm your ownership of shares of the Company as of the Record Date. You will also need to follow any specific instructions contained in the voting instruction card you received from your broker or other nominee.
Voting via the Internet.   A stockholder of record may vote his or her shares via the Internet at www.voteproxy.com by following the instructions on the enclosed Notice of Internet Availability of Proxy Materials.
Voting by Mail.   A stockholder of record who has received a paper copy of the proxy card may vote his or her shares by properly marking, signing and dating the proxy card and returning it in the postage-paid, pre-addressed envelope. Stockholders may request a paper copy of the proxy card and/or paper copies of other proxy materials by contacting our transfer agent, Equiniti Trust Company, LLC, (i) by telephone at 1-888-Proxy-NA (1-888-776-9962) or 718-921-8562 (for international callers), (ii) by email at info@astfinancial.com or (iii) online at https://us.astfinancial.com/OnlineProxyVoting/ProxyVoting/RequestMaterials.
Voting Shares held in “Street Name.”   Many stockholders who hold their shares through a broker or other nominee may have the option to submit their proxies or voting instructions via the Internet or by telephone. If your shares are held in “street name,” you should check the voting instruction card that has been provided to you by your broker or other nominee and follow the instructions that have been provided for Internet or telephone voting on that card.
All shares entitled to vote and represented by properly executed proxy cards received prior to the Special Meeting and not revoked, will be voted at the Special Meeting in accordance with the instructions indicated on those proxy cards. If no instructions are indicated on a properly executed proxy card, the shares represented by that proxy card will be voted as recommended by the Board. If any other matters are properly presented for consideration at the Special Meeting, including, among other things, consideration of a motion to adjourn the Special Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in the enclosed proxy card and acting thereunder generally will have discretion to vote on those matters in accordance with their best judgment. The Company does not currently anticipate that any other matters will be raised at the Special Meeting.
Holders of shares of common stock are not entitled to cumulative voting rights.
Solicited by Board; Costs
The proxy card accompanying this Proxy Statement is solicited by the Board. The Company has also retained D.F. King & Co., Inc. (“D.F. King”) to assist in the solicitation of proxies for the Special Meeting for a fee of approximately $8,500 plus out-of-pocket expenses.
The Company will bear the entire cost of the solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the proxy card and any additional solicitation materials furnished to the stockholders. Copies of solicitation materials are being furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may make this solicitation material to such beneficial owners. The Company may reimburse such persons for their costs in making the solicitation materials available to such beneficial owners. The original solicitation of proxies may be supplemented by a solicitation by mail, telephone, electronic communication or any other means by directors, officers or employees of the Company, or D.F. King. No additional compensation will be paid to directors, officers or employees of the Company for any such services.
Householding Matters
Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements, notices and annual reports. This means that only one copy of a notice and/or proxy statement may have been sent to multiple stockholders in your household. If you would prefer to receive separate copies of a notice and/or proxy statement either now or in the future, please contact our transfer agent, Equiniti Trust Company, LLC, at 6201 15th Avenue Brooklyn, NY 11219, Telephone: (800) 937-5449. Upon written request, the Company will provide a separate copy of this Proxy Statement. In addition, stockholders sharing an address can request delivery of a single copy of a notice and/or proxy statement if you are receiving multiple copies upon written request to our Corporate Secretary at 4710 Bellaire Boulevard, Suite 210, Bellaire, Texas 77401.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information regarding shares of our common stock beneficially owned at December 21, 2023 by: (i) each of our named executive officers (“NEOs”) and directors; (ii) all executive officers and directors as a group; and (iii) each person known by us to beneficially own 5% or more of the outstanding shares of our common stock. The information in this table is based solely on statements in filings with the SEC or other reliable information. Unless otherwise indicated in the footnotes to the table, each stockholder named in the table has sole voting and investment power with respect to the shares of common stock set forth opposite the stockholder’s name.
Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Peter H. Nielsen(1) (2)	254,773	2.02%
Douglas P. Morris(1) (3)	37,129	*
Heath W. Cleaver(1) (4)	39,875	*
Paul D. Aubert(1) (5)	39,500	*
Aline B. Sherwood(1) (6)	17,500	*
All executive officers and directors as a group(7)	388,777	3.05%

*
Less than 1%

(1)
These are our NEOs and directors.

(2)
Includes 25,823 shares owned of record and 228,950 shares issuable upon the exercise of options that are that are exercisable within 60 days.

(3)
Includes 8,050 shares held by Hyacinth Resources, LLC and 121 shares held by Sycamore Ventures, LLC. Mr. Morris disclaims beneficial ownership of the shares held by Sycamore Ventures, LLC except to the extent of his pecuniary interest therein. Also includes 28,958 shares issuable upon the exercise of options that are exercisable within 60 days.

(4)
All 39,875 shares are issuable upon the exercise of options that are exercisable within 60 days.

(5)
All 39.500 shares are issuable upon the exercise of options that are exercisable within 60 days.

(6)
All 17,500 shares are issuable upon the exercise of options that are exercisable within 60 days.

(7)
Includes 33,994 shares owned of record and 354,783 shares issuable upon the exercise of options currently exercisable or that will be exercisable within 60 days.

PROPOSAL ONE: APPROVAL OF AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF THE COMPANY’S COMMON STOCK AT A RATIO OF UP TO 1-FOR-50, TO BE DETERMINED BY THE BOARD.
The Board has unanimously approved, and is recommending that the Company’s stockholders approve, a proposed amendment to the Company’s Certificate of Incorporation to effect a reverse stock split of our common stock, par value $0.001 per share, at a ratio of up to 1-for-50, to be determined at the discretion of the Board, subject to the authority of the Board to abandon such reverse stock split. The form of the Certificate of Amendment to effect the reverse stock split is attached hereto as Appendix A (the “Certificate of Amendment”). If this Proposal One is approved, the Board will have the authority to decide in its discretion, within nine months from the Special Meeting, whether to implement the reverse stock split and, if the reverse stock is implemented, the effective date and the precise number of shares to be converted, but under no circumstances would the reverse stock split be greater than 1-for-50. If the reverse stock split is implemented, the number of issued and outstanding shares of our common stock will be reduced in accordance with the conversion selected by the Board. The Board believes this proposal to be prudent for the reasons explained below. The following discussion is qualified in its entirety by the full text of the Certificate of Amendment, which is hereby incorporated by reference.
Reasons for the Reverse Stock Split
The Board is proposing the reverse stock split to stockholders with the intent of increasing the share price at which our common stock trades for various reasons.
Maintaining listing on Nasdaq Capital Market.   Our common stock is currently listed for trading on the Nasdaq Capital Market. Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Rule”) requires that a company’s common stock have a closing bid price that is greater than or equal to $1.00 per share in order to continue to be listed on the Nasdaq Capital Market. If the closing bid price of a company’s common stock is below the minimum $1.00 per share required for continued listing by Nasdaq for thirty consecutive business days, Nasdaq will notify the company and allow the company an initial period of 180 calendar days to regain compliance. An additional 180-day cure period may also be available under certain circumstances.
As previously reported, on September 13, 2023, we received a letter (the “Letter”) from the Listing Qualifications Department of the Nasdaq Stock Market (“Nasdaq”) indicating that, based upon the closing bid price of the Company’s common stock for 30 consecutive business days, we did not meet the minimum bid price of $1.00 per share required for continued listing on the Nasdaq Capital Market pursuant to the Minimum Bid Price Rule. In accordance with Nasdaq Listing Rule 5810(c)(3)(A), we have been provided an initial period of 180 calendar days, or until March 11, 2024, to regain compliance with the Minimum Bid Price Rule. The Letter also indicated that if at any time before March 11, 2024 the closing bid price for our common stock is at least $1.00 for a minimum of ten consecutive business days, Nasdaq will provide us written notification that we comply with the Minimum Bid Price Rule. If we do not regain compliance with the Minimum Bid Price Rule by March 11, 2024, we may be eligible for a second compliance period of 180 calendar days, provided that we meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for the Nasdaq Capital Market, with the exception of the bid price requirement, and notify Nasdaq of our intention to cure the deficiency during such second compliance period, including by effecting a reverse stock split, if necessary.
If we do not regain compliance with the Minimum Bid Price Rule by March 11, 2024 and we are not eligible for a second compliance period at that time, Nasdaq will provide us written notification that our common stock may be delisted. At that time, we may appeal Nasdaq’s delisting determination to a Nasdaq Hearings Panel (the “Panel”). If we timely appeal, we would remain listed pending the Panel’s decision. There can be no assurance that, if we do appeal the delisting determination by Nasdaq to the Panel, such appeal would be successful.
The Board believes that retaining our listing on The Nasdaq Capital Market is in the best interests of the Company and our stockholders and is crucial to stockholder value and liquidity and our long-term business prospects.
Enhanced Appeal for Investors.   In addition, we believe that the reverse stock split could enhance our common stock’s appeal to the financial community, including institutional investors and the general investing public. We believe that many institutional investors and investment funds are reluctant to invest in lower-priced securities and that many brokerage firms may be reluctant to recommend lower-priced securities to their clients. These institutional investors and brokerage firms may hold the perception that lower-priced securities are less promising as investments or are less liquid in the event that an investor wishes to sell its shares. As a result, we believe that the reduction in the number of issued and outstanding shares of our common stock and possible increase in share price caused by the reverse stock split may encourage interest and trading in our common stock and thus possibly result in a broader market for the common stock than that which currently exists.
We also believe that the investors who are unable to or choose not to invest in our company because of our share price may be investors who are more oriented towards fundamentals and have a longer-term investment horizon. We believe that a higher share price and lower outstanding share count will increase the perceived quality and appeal of our common stock for investment purposes and may expand our audience of potential investors in general and increase our stockholder base of investors with longer term investment horizons specifically. In accomplishing this goal, we may also reduce share price volatility.
Certain Risks Associated with the Reverse Stock Split
Certain risks associated with the implementation of the reverse stock split include, without limitation, the following:
•
There can be no assurance that the reverse stock split will increase the share price for our common stock. The reverse stock split also may not result in a permanent increase in the share price, which depends on many factors, including our performance, prospects and other factors that may be unrelated to the number of shares outstanding. For example, we previously effected reverse stock splits on February 8, 2018 and January 17, 2019. While our share price increased immediately after effecting such reverse stock splits, our share price has since declined to below $1.00 per share.

•
There can be no assurance that we can maintain compliance with the Minimum Bid Price Rule for our common stock, and there can be no assurance that we will continue to meet the other listing requirements of The Nasdaq Capital Market.

•
While the Board believes that a higher share price may help generate investor interest, there can be no assurance that a reverse stock split will result in a share price that will attract institutional investors or investment funds or satisfy the investing guidelines of such investors.

•
Some investors may view the reverse stock split negatively, and there can be no assurance that the reverse stock split will favorably impact the share price of our common stock or that the reverse stock split will not adversely impact the share price of our common stock.

•
Although the reverse stock split will not, by itself, impact our assets or prospects, if the fair market value per share of the common stock does not increase proportionately to the decrease in the number of shares of common stock outstanding, the Company’s aggregate market value will decrease.

•
We will have fewer shares that are publicly traded. As a result, the trading liquidity of our Common Stock may decline.

•
If the maximum 1-for-50 reverse split is authorized and declared, the reverse split would result in holders of fewer than 5,000 shares holding an “odd lot” or less than 100 shares. A securities transaction of 100 or more shares is a “round lot” transaction of shares for securities trading purposes and a transaction of less than 100 shares is an “odd lot” transaction. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares.

•
Because the number of authorized shares of the Company’s common stock will not be reduced proportionately, the reverse stock split will increase the Board’s ability to issue authorized and unissued shares without further stockholder action, the issuance of which would be dilutive to our existing stockholders and may cause a decline in the trading price of our common stock. The Company could also use authorized but unissued and unreserved shares to oppose a hostile takeover attempt or delay or prevent changes in control or changes in or removal of management. We do not currently have any plans, proposals, or arrangements at this time to issue any of the additional authorized shares of common stock realized as a result of a reverse stock split for any future acquisitions or financings or any other purpose.
Determination of Reverse Stock Split Ratio
If the Board elects to implement the reverse stock split, the Board will take into consideration various factors in determining the final reverse stock ratio, including, without limitation:
•
the requirements of the Minimum Bid Price Rule;

•
the historical trading price and trading volume of our common stock;

•
the immediate impact of a reverse stock split on the share price;

•
price fluctuations caused by current market conditions;

•
the number of shares outstanding immediately before and immediately after the reverse stock split;

•
the Company’s additional funding requirements; and

•
the amount of the Company’s authorized but unissued common stock.

Impact of the Reverse Stock Split, if Implemented
It is recommended that the stockholders authorize the Certificate of Amendment to give authorization to the Board to approve and cause our management effect up to a 1-for-50 reverse stock split of our common stock at any time until nine months from the Special Meeting, subject to the authority of the Board to abandon such reverse stock split. Assuming that a reverse stock split would cause the trading price of our common stock to increase in the same proportion as the amount of the split, a reverse stock split would result in a proportionate increase in the quoted bid price of the common stock. On December 20, 2023, our common stock closed at a price of $0.42210 with a trading volume of 75,830 shares. The average daily trading volume for our common stock for the three months ending December 20, 2023 was approximately 2,656,537 shares. Assuming a direct correlation between the number of shares before and after the reverse stock split, we expect that the new average daily trading volume for our common stock will be approximately 53,130 shares if the Board elects to effect a 1-for-50 reverse stock split.
For example, if the Board elects to effect a 1-for-50 reverse stock split, each 50 issued shares of our common stock held on the effective date will automatically be converted into one share of common stock. The reverse stock split conversion ratio would also have a proportionate effect on (i) shares of common stock issuable upon the exercise of outstanding stock options (and the respective exercise prices of the stock options would increase by a factor equal to the inverse of the split conversion ratio), (ii) the shares reserved under our 2022 Stock Incentive Plan, and (iii) the shares of common stock issuable upon the exercise of our outstanding warrants (and the respective exercise prices of the warrants would increase by a factor equal to the inverse of the split conversion ratio). The reverse stock split would not alter the rights associated with our common stock nor would it change the number of authorized shares of common stock. As explained below, no fractional shares will be issued.
Procedure for Effecting the Reverse Stock Split
When and if the Board decides to implement the reverse stock split at any time before nine months from the Special Meeting, the Company will promptly file the Certificate of Amendment with the Secretary of State of the State of Delaware to amend its existing Certificate of Incorporation. The reverse stock split will become effective on the date of filing the Certificate of Amendment (referred to as the “reverse stock split effective date”). Beginning on the reverse stock split effective date, each certificate representing pre-reverse stock split shares will be deemed for all corporate purposes to evidence ownership of post-reverse stock split shares. The text of the Certificate of Amendment is set forth in Appendix A to this Proxy Statement. The text of the Certificate of Amendment is subject to modification to include such changes as may be required by the office of the Secretary of State of the State of Delaware and as the Board deems necessary and advisable to effect the reverse stock split, including the applicable conversion ratio for the reverse stock split.

After the reverse stock split effective date, our common stock will have a new CUSIP number, which is a number used to identify our securities, and stock certificates with the old CUSIP number will need to be exchanged for stock certificates with the new CUSIP number using the procedures described below.
After the reverse stock split effective date, we will continue to be subject to periodic reporting and other requirements of the Exchange Act. Unless our common stock is delisted by Nasdaq because of our failure to comply with the $1.00 Minimum Bid Price Rule, our common stock will continue to be listed on The Nasdaq Capital Market under the symbol “BPTH.”
Effect of Reverse Stock Split Resulting in Fractions of A Share
No fractional shares of common stock will be issued in connection with the reverse stock split. If as a result of the reverse stock split, a stockholder of record would otherwise hold a fractional share, the stockholder will receive one whole share in lieu of the issuance of any such fractional share.
Effect on Certificated Shares
As soon as practicable after the effective time of the reverse stock split, stockholders will be notified that the reverse stock split has been effected. We expect our transfer agent, Equiniti Trust Company, LLC, to serve as our exchange agent to facilitate the exchange of stock certificates. Stockholders holding shares in certificated form will be sent a transmittal letter by our transfer agent. The letter of transmittal will contain instructions on how a stockholder should surrender his or her certificate(s) representing shares of the common stock (“Old Certificates”) to the transfer agent in exchange for certificates representing the appropriate number of whole shares of post-reverse stock split common stock (“New Certificates”). No New Certificates will be issued to a stockholder until that stockholder has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal, to the transfer agent. No stockholder will be required to pay a transfer or other fee to exchange the stockholder’s Old Certificates. Stockholders will then receive the New Certificate(s) representing the number of whole shares of common stock to which they are entitled as a result of the reverse stock split. Until surrendered, we will deem outstanding Old Certificates held by stockholders to be canceled and only to represent the number of whole shares of post-reverse stock split common stock to which these stockholders are entitled. Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for New Certificates.
If any Old Certificates have a restrictive legend on the back of the Old Certificates, the New Certificate(s) will be issued with the same restrictive legends that are on the back of the Old Certificates.
STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATES AND SHOULD NOT SUBMIT THEIR STOCK CERTIFICATES UNTIL THEY RECEIVE A TRANSMITTAL FORM FROM OUR EXCHANGE AGENT.
STOCKHOLDERS ARE ENCOURAGED TO PROMPTLY SURRENDER CERTIFICATES TO THE EXCHANGE AGENT FOLLOWING RECEIPT OF TRANSMITTAL FORMS IN ORDER TO AVOID HAVING SHARES POSSIBLY BECOMING SUBJECT TO ESCHEAT LAWS.
Effect on Registered “Book-Entry” Holders of Common Stock
Some of our registered holders of common stock may hold some or all of their shares electronically in book-entry form with our transfer agent. These stockholders do not have stock certificates evidencing their ownership of the common stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts. If a stockholder holds registered shares in book-entry form with the transfer agent, no action needs to be taken to receive post-reverse stock split shares. If a stockholder is entitled to post-reverse stock split shares, a transaction statement will automatically be sent to the stockholder’s address of record indicating the number of shares of common stock held following the reverse stock split.
Effect on Beneficial Holders of Common Stock (i.e., Stockholders Who Hold in “Street Name”)
Upon the effectiveness of the reverse stock split, we intend to treat shares of common stock held by stockholders in “street name,” through a bank, broker or other nominee, in the same manner as registered stockholders whose shares of common stock are registered in their names. Banks, brokers or other nominees will be instructed to effect the reverse stock split for their beneficial holders holding the common stock in “street name.” However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing the reverse stock split. If a stockholder holds shares of common stock with a bank, broker or other nominee and has any questions in this regard, stockholders are encouraged to contact their bank, broker or other nominee.
Effect of Reverse Split on Number of Shares Outstanding
The following table sets forth the approximate number of shares of our common stock outstanding after certain potential reverse stock split ratios ranging from 1-for-2 to 1-for-50, based on 12,352,664 shares of common stock outstanding as of December 20, 2023. The numbers shown below assume that fractional shares are rounded up to one whole share in accordance with the description set forth under the heading “Effect of Reverse Stock Split Resulting in Fractions of A Share.”
Potential Reverse Stock Split	Approximate Post-Split Common Stock Shares Outstanding
1 for 2	6,176,332
1 for 5	2,470,533
1 for 10	1,235,267
1 for 20	617,634
1 for 30	411,756
1 for 40	308,817
1 for 50	247,054
Effect of Reverse Split on Number of Authorized Shares Available for Issuance
As of December 20, 2023, we had a total of 18,100,550 of our 200,000,000 authorized shares of common stock either issued or reserved for (i) exercise of options granted under our 2007 Stock Incentive Plan and 2017 Stock Incentive Plan; (ii) exercise of options granted or future grants available under the 2022 Stock Incentive Plan; and (iii) exercise of outstanding warrants. The table below illustrates the effect on the approximate number of authorized shares of the common stock available for issuance as a result of certain potential reverse stock split ratios ranging from 1-for-2 to 1-for-50 split, based on 12,352,664 shares of common stock outstanding as of December 20, 2023. While the number of authorized shares remains constant, the effect of a reverse split would result in an increased number of available authorized unissued and unreserved shares. The numbers shown below assume that fractional shares are rounded up to one whole share in accordance with the description set forth under the heading “Effect of Reverse Stock Split Resulting in Fractions of A Share.”
Potential Reverse Stock Split	Approximate Post-Split Common Stock Issued or Reserved(1)	Authorized Common Stock	Approximate Unissued and Unreserved Post-Split Common Stock Available
1 for 2	9,050,275	200,000,000	190,949,725
1 for 5	3,620,110	200,000,000	196,379,890
1 for 10	1,810,055	200,000,000	198,189,945
1 for 20	905,028	200,000,000	199,094,972
1 for 30	603,352	200,000,000	199,396,648
1 for 40	452,514	200,000,000	199,547,486
1 for 50	362,011	200,000,000	199,637,989

(1)
Includes (i) 12,352,664 pre-split shares of common stock issued and outstanding as of December 20, 2023; (ii) 867,642 pre-split shares of common stock reserved for exercise of options granted under our 2007 Stock Incentive Plan, 2017 Stock Incentive Plan and 2022 Stock Incentive Plan; (iii) 1,079,000

pre-split shares of common stock reserved for future grants available under the 2022 Stock Incentive Plan; and (iv) 3,801,244 pre-split shares of common stock reserved for exercise of outstanding warrants, as of December 20, 2023.
Authorized but unissued shares of our common stock and preferred stock are available for future issuance as may be determined by the Board without further action by our stockholders, unless stockholder approval is required by applicable law or securities exchange listing requirements in connection with a particular transaction. These shares may be issued in the future for a variety of corporate purposes including, but not limited to, raising additional capital, corporate acquisitions and equity incentive plans. Except for a stock split or stock dividend, future issuances of common shares will dilute the voting power and ownership of our existing stockholders and, depending on the amount of consideration received in connection with the issuance, could also reduce stockholders’ equity on a per share basis.
The actual reverse stock split ratio shall be determined by the Board based upon, among other things, the factors set forth above under “Determination of Reverse Stock Split Ratio.” We do not believe that a reverse stock split at any of the proposed ratios would reduce, to any significant extent, the number of stockholders of record (which does not include stockholders holding shares in “street name”).
Anti-takeover Implications of Reverse Stock Split
As a result of a reverse stock split, the number of authorized, but unissued shares of our common stock will increase as shown in the table above. As of December 20, 2023, we had 181,899,450 shares of authorized, unissued and non-reserved shares of our common stock available for issuance. If the maximum reverse split ratio of 1 share for each 50 existing outstanding shares is adopted by the Board following adoption of this Proposal One by the stockholders, then the number of authorized, unissued and non-reserved shares of our common stock available for issuance would increase to approximately 199,637,989 shares. Release No. 34-15230 of the staff of the Securities and Exchange Commission requires disclosure and discussion of the effects of any stockholder proposal that may be used as an anti-takeover device. However, as indicated above, the purpose of the reverse split is to increase the share price at which our common stock trades for the reasons set forth above under “Reasons for the Reverse Stock Split,” and not to construct or enable any anti-takeover defense or mechanism on our behalf. While it is possible that management could use the additional shares to resist or frustrate a third-party transaction providing an above-market premium that is favored by a majority of the independent stockholders, we have no intent or plan to employ the additional unissued authorized shares as an anti-takeover device.
No Going Private Transaction
Notwithstanding the change in the number of outstanding shares following the reverse stock split, this transaction is not the first part of a Rule 13e-3 Going Private Transaction as defined in paragraph (a)(3)(i) of that regulation, as the reverse stock split proposal is primarily for the purpose to increase the share price at which our common stock trades for the reasons set forth above under “Reasons for the Reverse Stock Split.”
No Appraisal Rights
Under the General Corporation Law of the State of Delaware, stockholders are not entitled to dissenters’ rights with respect to the proposed amendment to the Company’s Certificate of Incorporation to effect the reverse stock split, and the Company will not independently provide stockholders with any such right.
Accounting Matters
The par value of our common stock will remain unchanged at $0.001 per share following the reverse stock split. The capital account of the Company will also remain unchanged, and we do not anticipate that any other accounting consequences will arise as a result of the reverse split.
Certain United States Federal Income Tax Consequences
The reverse stock split of our common stock should constitute a “recapitalization” for U.S. federal income tax purposes. Accordingly, stockholders should not recognize gain or loss upon the reverse stock split. A stockholder’s aggregate tax basis in the shares of the common stock received pursuant to the reverse stock split (including any fraction of a new share deemed to have been received) should equal the aggregate tax basis of the shares of common stock surrendered, and such stockholder’s holding period for the shares of the common stock received should include the holding period for the shares of the common stock surrendered. Stockholders should consult their tax advisors as to application of the foregoing rules where shares of common stock were acquired at different times or at different prices.
Required Vote
The affirmative vote of the holders of stock having a majority of the votes which could be cast by the holders of all stock entitled to vote on this Proposal One which are present in person or by proxy at the Special Meeting will be required for approval of this Proposal One. A properly executed proxy marked “Abstain” with respect to this Proposal One will not be voted with respect to this Proposal One, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote. We understand that this Proposal One is considered a “routine” matter. As such, we understand that brokerage firms will have authority to vote customers’ unvoted shares held by the firms in “street name” on this Proposal One. For the approval of Proposal One, you may vote “FOR” or “AGAINST” or abstain from voting.
Recommendation of the Board
The Board recommends that the stockholders vote “FOR” the approval of the amendment to the Company’s Certificate of Incorporation to effect a reverse stock split of the Company’s common stock at a ratio of up to 1-for-50, to be determined by the Board.

PROPOSAL TWO: THE ADJOURNMENT PROPOSAL
General
We are asking stockholders to approve, if necessary, the adjournment of the Special Meeting to solicit additional proxies in favor of Proposal One. Any adjournment of the Special Meeting for the purpose of soliciting additional proxies will allow stockholders who have already sent in their proxies to revoke them at any time prior to the time that the proxies are used.
Required Vote
The affirmative vote of the holders of stock having a majority of the votes which could be cast by the holders of all stock entitled to vote on this Proposal Two which are present in person or by proxy at the Special Meeting will be required for approval of this Proposal Two. A properly executed proxy marked “Abstain” with respect to this Proposal Two will not be voted with respect to this Proposal Two, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote. We understand that this Proposal Two is considered a “routine” matter. As such, we understand that brokerage firms will have authority to vote customers’ unvoted shares held by the firms in “street name” on this Proposal Two. For the approval of Proposal Two, you may vote “FOR” or “AGAINST” or abstain from voting.
Recommendation of the Board
The Board recommends that the stockholders vote “FOR” the approval of an adjournment of the Special Meeting to a later date or dates, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal One.

OTHER MATTERS
No matters, other than the Proposal, will be presented for action at the Special Meeting.
By Order of the Board
/s/ Peter H. Nielsen

Peter H. Nielsen
Chairman and Chief Executive Officer
YOUR VOTE IS IMPORTANT!
You are cordially invited to attend the Special Meeting. However, to ensure that your shares are represented at the meeting, please submit your proxy card. Please see the instructions on the proxy and voting instruction card. Submitting a proxy card or voting instructions will not prevent you from attending the Special Meeting and voting in person, if you so desire, but will help the Company secure a quorum and reduce the expense of additional proxy solicitation.

APPENDIX A
CERTIFICATE OF AMENDMENT
TO
CERTIFICATE OF INCORPORATION
OF
BIO-PATH HOLDINGS, INC.
(a Delaware corporation)
Bio-Path Holdings, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), hereby certifies as follows:
1.   This Certificate of Amendment (the “Certificate of Amendment”) amends the provisions of the Corporation’s Certificate of Incorporation filed with the Secretary of State on December 31, 2014, as amended (the “Certificate of Incorporation”).
2.   The Board of Directors of the Corporation has duly adopted a resolution pursuant to Section 242 of the DGCL setting forth a proposed amendment to the Certificate of Incorporation and declaring said amendment to be advisable. The amendment amends the Certificate of Incorporation as follows:
Section 4.01 of the Certificate of Incorporation is hereby deleted in its entirety and replaced with the following:
“The aggregate number of shares which the Corporation shall have authority to issue is Two Hundred Ten Million (210,000,000), of which Two Hundred Million (200,000,000) shall be designated as Common Stock, par value $0.001 per share (“Common Stock”), and Ten Million (10,000,000) shall be designated as Preferred Stock, par value $0.001 per share (“Preferred Stock”).
Effective as of 5:00 p.m. Eastern Time on the date this Certificate of Amendment is filed with the Secretary of State of the State of Delaware (the “Effective Time”), each [up to 50, as determined by the Board] shares of Common Stock issued and outstanding or held by the Corporation in treasury stock immediately prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock (the “Reverse Stock Split”). There shall be no fractional shares issued in connection with the Reverse Stock Split. A holder of record of Common Stock at the Effective Time who would otherwise be entitled to a fraction of a share shall, in lieu thereof, be entitled to receive one full share. Each stock certificate that, immediately prior to the Effective Time, represented shares of Common Stock ( an “Old Certificate”) that were issued and outstanding immediately prior to the Effective Time shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the elimination of fractional share interests described above.”
3.   The requisite stockholders of the Corporation have duly approved this Certificate of Amendment in accordance with Section 242 of the DGCL.
IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed as of the date set forth below.
Dated:	BIO-PATH HOLDINGS, INC.
By:
Name: Peter H. Nielsen
Title: President and Chief Executive Officer

A-1

SPECI L MEETINGF STOCKHOLDERS OFBIO-PATH HOLDINGS, INC.January 22, 2024PROXY VOTING INSTRUCTIONSINTERNET - Access “www.voteproxy.com” and follow the on-screeninstructions or scan the QR code with your smartphone. Have yourproxy card available when you access the web page.Vote online until 11:59 PM EST the day before the meeting.MAIL - Sign, date and mail your proxy card in the envelopeprovided as soon as possible.IN PERSON - You may vote your shares in person by attendingCOMPANY NUMBERthe Special Meeting.GO GREEN - e-Consent makes it easy to go paperless. Withe-Consent, you can quickly access your proxy material, statementsACCOUNT NUMBERand other eligible documents online, while reducing costs, clutterand paper waste. Enroll today via www.astfinancial.com to enjoyonline access.NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy cardand Directions to attend the Special Meeting and vote in person are available at http://www.astproxyportal.com/ast/22620/specialPlease detach along perforated line and mail in the envelope provided IF you are not voting via the Internet.00030300000000000000 8012224THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 1AND "FOR" PROPOSAL 2.PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x1.Approval of the amendment to the Company’s Certificate ofFORAGAINSTABSTAINIncorporation to effect a reverse stock split of the Company’scommon stock at a ratio of up to 1-for-50, to be determined by theBoard.FORAGAINSTABSTAIN2.Approval of an adjournment of the Special Meeting to a later date ordates, if necessary, to solicit additional proxies if there are notsufficient votes in favor of Proposal 1.This proxy, when properly executed, will be voted in the manner directed above.WHEN NO CHOICE IS INDICATED, THIS PROXY WILL BE VOTED "FOR" PROPOSAL1 AND "FOR" PROPOSAL 2. This proxy may be revoked by the undersigned at anytime, prior to the time it is voted, by any of the means described in the accompanyProxy Statement.To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.Signature of StockholderDate:Signature of StockholderDate:Note: Please signexactly as your name or names appear on this Proxy. Whensharesare held jointly, eachholder should sign. Whensigning as executor, administrator, attorney, trustee orguardian,please give fulltitle as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

BIO-PATH HOLDINGS, INC.PROXYProxy Solicited by the Board for the Special Meeting of Stockholders to be Held January 22, 2024The undersigned hereby appoints Peter H. Nielsen and Douglas P. Morris, or either one of them with full power of substitution, proxies to vote at the Special Meeting of Stockholders of Bio-Path Holdings, Inc. (the “Company”) to be held on January 22, 2024 at4:00 p.m., Central Standard Time, at the offices of Winstead PC, 24 Waterway Avenue, Suite500, The Woodlands, Texas 77380, and at any adjournment thereof, hereby revoking any proxies heretofore given, to vote all shares of common stock of the Company held or owned by the undersigned as directed on the reverse side of this proxy card, and in their discretion upon such other matters as they may come before the meeting.(Continued and to be signed on the reverse side)